UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, following the conclusion of the quarterly meeting of the Board of Directors (the “Board”) of Cencora, Inc. (the “Company”), Lorence H. Kim, M.D., informed the Company of his intent to resign from the Board effective immediately. Dr. Kim’s decision was made in connection with his appointment as Chief Financial Officer of Commonwealth Fusion Systems, Inc. and his need to devote additional time to his professional responsibilities at that company. Dr. Kim has advised the Company that his resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Kim for his dedicated service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

Date: August 14, 2026	By:	/s/ Elizabeth S. Campbell
	Name:	Elizabeth S. Campbell
	Title:	Executive Vice President and Chief Legal Officer